UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2006

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously reported in a Current Report on Form 8-K filed on October 10, 2006 by Memory Pharmaceuticals Corp. (the "Registrant"), the Registrant entered into a definitive Securities Purchase Agreement, dated October 5, 2006, for the private placement of an aggregate of approximately 28.2 million newly issued shares of common stock (the "Shares") at a price of $1.11 per share and the concurrent issuance of warrants for the purchase of an aggregate of approximately 7.1 million additional shares of common stock (the "Warrants") at an exercise price of $1.33 per share (the "Private Placement").

On October 16, 2006 the Registrant closed the first tranche of the Private Placement, selling 23,245,724 of the Shares and all 7,058,042 Warrants and raising gross proceeds of approximately $26.7 million. On December 18, 2006, the Registrant closed the second tranche of the Private Placement, selling the remaining 4,986,478 Shares and raising gross proceeds of approximately $5.5 million.

The aggregate offering price of the Shares and Warrants sold in the Private Placement is approximately $32.2 million, of which approximately $1.3 million will be paid to the placement agents for their services in connection with the Private Placement.

The Shares and the Warrants were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on the nature of the investors and certain representations made to the Registrant.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy shares of common stock or other securities of the Registrant.

Item 8.01 Other Events.

On December 18, 2006, the Registrant issued a press release announcing that it had closed the second tranche of its previously announced $32.2 million Private Placement. The second tranche of the Private Placement, which was approved by the Company’s stockholders on December 18, 2006, raised gross proceeds of approximately $5.5 million.

A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated December 18, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

December 20, 2006	By:	/s/ James R. Sulat

Name: James R. Sulat
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 18, 2006